UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 1, 2005
Commission file number 0-16718
NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON	91-1366564
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

101 STEWART STREET, SUITE 700
SEATTLE WASHINGTON	98101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 621-1351
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP
Item 2.01.       Disposition of Assets
On August 1, 2005, Northland Cable Properties Seven Limited Partnership (the “Partnership”) completed the sale of the operating assets and franchise rights of its cable systems in and around the community of Brenham, Texas to Cequel III Communications I, LLC (“Cequel”), an unaffiliated third party. The Brenham System was sold at a price of approximately $7,572,000 of which the Partnership received approximately $6,638,000 at closing. The sales price was adjusted at closing for the proration of certain revenues and expenses and approximately $850,000 will be held in escrow and released to the Partnership eighteen months from the closing of the transaction subject to indemnification claims made, if any, by the buyer pursuant to the terms of the purchase and sale agreement. Under an amendment to the Partnership’s term loan agreement, executed in August of 2005, the Partnership was allowed to retain $300,000 of these proceeds for capital spending purposes. The remainder of the proceeds were used to pay down amounts outstanding under the Partnership’s credit agreement. The Partnership expects to record a gain from the sale of the Brenham System of approximately $5,600,000.
The Brenham System represents approximately 3,320 basic subscribers or approximately 20% of the Partnership’s total basic subscribers served (after adjusting for the sale of the Bay City, Texas system in June of 2005). For the three months ended March 31, 2005, the Brenham System represented approximately 21% of the Partnership’s total revenues and approximately 18% of the Partnership’s income from operations before depreciation and amortization and gain on disposal of assets (after adjusting for the sale of The Bay City, Texas system in June of 2005).
The sale was made pursuant to an offer by Cequel, which was formalized in a Purchase and Sale Agreement dated February 2, 2005. Based on the offer made by Cequel, management determined that acceptance would be in the best economic interest of the Partnership. The sale was not a result of declining operations nor was it necessary to create liquidity or reduce outstanding debt. It is the opinion of management that the Partnership could have continued existing operations and met all obligations as they became due.

Item 9.01	Financial Statements, Pro Forma Financial Statements and Exhibits	Sequentially Numbered Page
(a)	Financial Statements
None
(b)	Pro Forma Financial Statements
None
(c)	Exhibits
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP
	By:	NORTHLAND COMMUNICATIONS CORPORATION (Managing General Partner)
Date: 8-5-05	By:	/S/ GARY S. JONES

Gary S. Jones (President)